Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-125110) of our report dated March 21, 2006 relating to the consolidated financial statements of Zumiez Inc, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Seattle, Washington
March 21, 2006